UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 1, 2022

Aon plc

(Exact name of registrant as specified in its charter)

Ireland	1-7933	98-1539969
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Metropolitan Building, James Joyce Street Dublin 1, Ireland	D01 K0Y8
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +353 1 266 6000

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Ordinary Shares, $0.01 nominal value	AON	New York Stock Exchange
Guarantees of Aon plc’s 4.00% Senior Notes due 2023	AON23	New York Stock Exchange
Guarantees of Aon plc’s 3.50% Senior Notes due 2024	AON24	New York Stock Exchange
Guarantees of Aon plc’s 3.875% Senior Notes due 2025	AON25	New York Stock Exchange
Guarantees of Aon plc’s 2.875% Senior Notes due 2026	AON26	New York Stock Exchange
Guarantees of Aon Corporation and Aon Global Holdings plc’s 2.85% Senior Notes due 2027	AON27	New York Stock Exchange
Guarantees of Aon Corporation and Aon Global Holdings plc’s 2.05% Senior Notes due 2031	AON31	New York Stock Exchange
Guarantees of Aon Corporation and Aon Global Holdings plc’s 2.60% Senior Notes due 2031	AON31A	New York Stock Exchange
Guarantees of Aon plc’s 4.25% Senior Notes due 2042	AON42	New York Stock Exchange
Guarantees of Aon plc’s 4.45% Senior Notes due 2043	AON43	New York Stock Exchange
Guarantees of Aon plc’s 4.60% Senior Notes due 2044	AON44	New York Stock Exchange
Guarantees of Aon plc’s 4.75% Senior Notes due 2045	AON45	New York Stock Exchange
Guarantees of Aon Corporation and Aon Global Holdings plc’s 2.90% Senior Notes due 2051	AON51	New York Stock Exchange
Guarantees of Aon Corporation and Aon Global Holdings plc’s 3.90% Senior Notes due 2052	AON52	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 1, 2022, the Board of Directors (the “Board”) of Aon plc (the “Company”) appointed Adriana Karaboutis as a director of the Company effective September 8, 2022. Ms. Karaboutis will serve until the Company’s 2023 annual general meeting of shareholders, when she is expected to be subject to re-appointment by a vote of the Company’s shareholders. The Board expects to appoint Ms. Karaboutis to the Audit Committee of the Board and the Compliance Sub-Committee of the Audit Committee.

Ms. Karaboutis has served since August 2017 as the Chief Information and Digital Officer of National Grid PLC, one of the world’s largest public utility companies focused on transmitting and distributing electricity and gas in the United Kingdom and northeast United States. She previously served as Executive Vice President, Technology, Business Solutions and Corporate Affairs at Biogen Inc., a global biotechnology company, from September 2014 to March 2017. From December 2015, she also oversaw global public affairs, government affairs, public policy and patient advocacy. From March 2010 to September 2014, Ms. Karaboutis was Vice President and Global Chief Information Officer of Dell, Inc., a global technology company. Ms. Karaboutis previously spent more than 20 years at General Motors Company and Ford Motor Company in various international leadership positions, including computer-integrated manufacturing, supply chain operations and information technology. Ms. Karaboutis has served on the board of directors of Perrigo Company plc, a global over-the-counter consumer goods and pharmaceutical company, since May 2017, and previously served on the boards of directors of Aspen Technology, Advance Auto Parts and Blue Cross Blue Shield of Massachusetts.

Ms. Karaboutis will receive compensation as a non-employee director in accordance with the Company’s non-employee director compensation practices (prorated based on her start date), which are generally described in the Company’s Proxy Statement for the Company’s 2022 annual general meeting of shareholders, filed with the Securities and Exchange Commission on April 29, 2022. In addition, the Company will enter into its standard deed of indemnity for directors with Ms. Karaboutis.

There is no arrangement between Ms. Karaboutis and any other person pursuant to which she was selected as a director. There are no related party transactions with the Company that would require disclosure under Item or 404(a) of Regulation S-K in connection with Ms. Karaboutis’s appointment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 6, 2022	AON PLC

	By:	/s/ Julie E. Cho
Julie E. Cho
Assistant Company Secretary